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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the captions "Experts" and "Selected Historical and Pro Forma Combined Per Share Financial Data" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Southern New England Telecommunications Corporation and SBC Communications Inc.
(SBC) for the registration of shares of SBC Common Stock and to the incorporation by reference therein of our report dated February 14, 1997, except for Note 3 as to which the date is April 1, 1997, with respect to the consolidated financial statements and schedules of SBC included in or incorporated by reference in its Current Report (Form 8-K) dated May 9, 1997 and its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
San Antonio, Texas
February 6, 1998